Debt Transfer Contract

Exhibit 4.81

Creditor’s Rights Assignment Agreement

No.: 2011 Zhongcheng Trust Huainan Ninetowns Investment Trust Zhai Zhuan No. 01

Party A (Transferor): Beijing Ninetowns Ports Software and Technology Co., Ltd.

Registered address: Fengtai District, Beijing

Legal representative: Wang Shuang

Tel: 010-65899294                     Fax: 010-65899966

Party B (Transferee): Zhongcheng Trust Co., Ltd.

Registered address: 2 Andingmenwai Street, Dongcheng District, Beijing

Legal representative: Deng Hongguo

Tel: 010-84267000                     Fax: 010-84267100

Party C (Debtor): Huainan Huacheng Estate Co., Ltd.

Registered address: Nanshan, Huainan, Anhui Province

Legal representative: Wu Jianhui

Tel: 13399540733                     Fax:

WHEREAS,

1.	In accordance with Letter of Confirmation of Creditor’s Rights (see Annex 1 hereto) dated June 27, 2011 by and between Party A and Party C, Party A has creditor’s rights against Party C with a principal amount of RMB one hundred sixty-three million one hundred twenty-five thousand three hundred thirty four (in words), namely, RMB 163,125,334 (in numbers). As at the date when this Contract is signed, Party A is still entitled to the entire creditor’s rights in question.

2.	Party A and Party B signed a Trust Contract numbered 2011 Zhongcheng Trust Huainan Ninetowns Investment Trust No.01 on June 28, 2011, whereby Party A will convert RMB one hundred sixty million (target creditor’s rights) of the creditor’s rights it has against Party C into RMB one hundred sixty million to subscribe for one hundred sixty million trust units with general beneficial rights under the “2011 Zhongcheng Trust Huainan Ninetowns Investment Trust Plan” (hereinafter referred to as the “Trust Plan” ) issued by Party B.

Debt Transfer Contract

NOW, THEREFORE, In order to complete the delivery of the trust property under the Trust Contract, Party A, Party B and Party C agree as follows after reaching consensus through consultation:

Article 1 Transfer of Creditor’s Rights

1. The transfer date of the target creditor’s rights under this Contract shall be date when the following conditions are met:

(1)	This Contract comes into effect;

(2) Party A and Party B have signed the Trust Contract numbered 2011 Zhong Cheng Xin Tuo Huai Nan Jiu Cheng Tou Zi Ji He Xin Tuo Zhai Zhuan No. 01

On the date when all the above conditions are met, Party A shall transfer the target creditor’s rights to Party B, and Party B shall begin to enjoy the target creditor’s rights.

2. After Party A transfers the target creditor’s rights to Party B, Party C confirms and agrees that:

(1) The maturity date of the target creditor’s rights is the date when the Trust Plan has been established for exactly 21 months. On the maturity date of the target creditor’s rights, Party C shall repay Party B all the principal of the target creditor’s rights as well as all the outstanding fund occupation fees.

(2) From the transfer date of the target creditor’s rights, Party B may issue written notices to Party C if necessary, while Party C shall pay respective installments of fund occupation fees as scheduled and in full amount according to Party B’s written notices, with the annual rate of fund occupation fees being 13.125%. The computational formula of the respective installments of fund occupation fees is as follows:

The respective installments of fund occupation fees = principal amount of the target creditor’s rights held in the trust plan x annual rate of fund occupation fees x the actual days from the last payment date (included) to the current payment date (excluded) /365 (at the time of first payment, the last payment date is the establishment date of the trust plan, while at the time of final payment, the current payment date is the termination date of the trust plan).

Debt Transfer Contract

(3) Before the Trust Plan established by Party B continues for 12 months, Party C may not prematurely repay the target creditor’s rights it owes Party B in part or in whole. After the Trust Plan continues for 12 months, Party C shall have the right to repay the whole target creditor’s rights it owes Party B in a lump sum, but Party C shall give a written notice to Party B no later than the 10th working day prior to the premature repayment date and shall pay Party B the outstanding fund occupation fees calculated according to the following formula:

Outstanding fund occupation fees = principal amount of the target creditor’s rights held in the trust plan x annual rate of fund occupation fees x the actual days from the last actual payment date (included) of fund occupation fees to the premature repayment date (excluded)/365.

Party C shall pay the above fund occupation fees and the principal of the whole target creditor’s rights into Party B’s bank account used for receiving such fund occupation fees and the amount of the target creditor’s rights prior to the premature repayment date (included).

(4) Party B’s bank account used for receiving such fund occupation fees and the amount of the target creditor’s rights paid by Party C is shown below:

Account name: Zhongcheng Trust Co., Ltd.

Bank of deposit: Asian Games Village Sub-branch, Beijing Branch, China Minsheng Banking Corp. Ltd.

Account no.: 0122 0140 4000 1455

Article 2 Price and Payment Method of Transfer of Creditor’s Rights

This Creditor’s Rights Assignment Agreement is entered into based on the delivery of the trust property under the Trust Contract, and Party B does not have to pay any transfer price to Party A. As of the date when all the conditions set forth in Paragraph 1, Article 1 hereof are met and the trust plan is established, Party A will become a general beneficiary under the Trust Plan and is entitled to the general beneficial rights under the Trust Plan.

Article 3 Warranties and Undertakings of Party A

1.	Party A undertakes that all the documents, financial statements and other materials it furnishes to Party B are true, complete, accurate and valid.

2.	Party A has full right or authority to enter into this Contract, and Party A has obtained and completed all the approvals and authority or other relevant procedures necessary for the execution and performance of this Contract. The execution by Party A of this Contract fully complies with Party A’s articles of association, internal decisions as well as the resolutions of the shareholder meetings and board of directors. Furthermore, this Contract will not conflict with or contravene Party A’s articles of associations, internal decisions and the resolutions of shareholder meetings and board of directors as well as its relevant policies.

3.	As at the date when this Contract is signed, the above target creditor’s rights Party A has against Party B is true, valid and lawful, Party A has not previously exercised any right of rescission, right of offset, right of modification, right of suspension and right of termination against Party C, and even if a certain or several of such rights are exercised, such exercise will not cause any damage to the target creditor’s rights, and Party A has truthfully notified Party B of such circumstances. Additionally, the target creditor’s rights is free of any encumbrance.

Debt Transfer Contract

4.	Party A has the right to use the above target creditor’s rights it has against Party C to subscribe for the trust units with general beneficial rights under the Trust Plan, and such subscription will not damage the benefits of Party A’s creditors.

5.	Party A undertakes that it will not make any other agreements with Party C with respect to the above target creditor’s rights without the written consent of Party B.

6.	Party A undertakes that: before Party C fully discharges the whole target creditor’s rights mentioned above towards Party B, Party A or any of its affiliates will not require Party C to discharge any debt Party C assumes towards Party A or any of its affiliates.

Article 4 Warranties and Undertakings of Party C

1.	Party C undertakes to repay Party B the principal corresponding to target creditor’s rights and pay Party B the corresponding fund occupation fees as of the effective date of this Contract in accordance with the stipulations hereof.

2.	Party C undertakes that, except with the written consent of Party B, Party C will not make any proposition to Party B to use any creditor’s rights or other rights Party C has against Party A or any third party to offset the debt Party C owes Party B hereunder.

3.	Party C undertakes that all the documents, financial statements and other materials it furnishes to Party B are true, complete, accurate and valid.

4.	Party C confirms that, except for the circumstances which have been disclosed to Party B in writing, Party C has not concealed any of the following events that have happened or are going to happen:

(1)	Debts or contingent liabilities that are borne by Party C but are not disclosed to Party B, including but not limited to, any mortgage, pledge, lien and other debt burdens that are created on the assets or returns of Party C but are not disclosed to Party B;

(2)	Significant disciplinary violations, violations of law or claims involving Party C or its major officers;

(3)	Party C’s breaches of any debt contract entered into between Party C and any other creditor;

(4)	There are no actions, arbitrations or administrative proceedings pending or, to the knowledge of Party C, threatened against Party C or its property;

(5)	There is no liquidation, winding-up or other similar proceedings, whether initiated by Party C itself or by a third party, against Party C.

Article 5 Guarantee Measures

1.	Party C will provide mortgage guarantee to Party B by using the right to use 141,082 square meters of state-owned land used for the Internet of Things Town

Debt Transfer Contract

Project located in Shannan New District, Huainan, Anhui Province as well as the ancillary buildings arising in the future to repay the debts Party C owes Party B, and a separate mortgage contract shall be signed.

2.	Huainan Ninetowns Suitable Estate Co., Ltd. will provide pledge guarantee to Party B by using 100% of equity interest held by it in Party C to repay the debts Party C owes Party B hereunder, and a separate pledge contract shall be signed.

3.	During Party B’s possession of the above target creditor’s rights, if Party B deems the above guarantee measures insufficient to ensure the fulfillment of the target creditor’s rights, then Party A, Party C and Huainan Ninetowns Suitable Estate Co., Ltd. shall separately provide appropriate guarantee measures acceptable to Party B according to the requirements of Party B.

Article 6 Liabilities for Breach

1.	In case Party A breaches the undertakings it makes under this Contract, Party A shall compensate for all the losses suffered by Party B and 2011 Zhongcheng Trust – Huainan Ninetowns Investment Trust Plan, and shall be responsible for replacing the target creditor’s rights it delivers to Party B when subscribing for the trust units with general beneficial rights under the Trust Plan with monetary capital equivalent to the principal amount of the target creditor’s rights. Meanwhile, Party A shall pay Party B a penalty equivalent to 26.5% of the total amount of the target creditor’s rights.

2.	In case Party C fails to repay the principal corresponding to the target creditor’s rights according to the stipulations hereof, or fails to pay Party B the relevant fund occupation fees on time and in full amount, or breaches relevant undertakings made under Article 4 hereof, Party C shall pay Party B a penalty equivalent to 0.5% of the default amount each day and compensate Party B for its losses.

3.	In case Party A or Party C breaches any provision hereof, or the guarantor who provides guarantee for Party C’s repayment obligations hereunder breaches the provisions of the corresponding guarantee documents, Party B shall have the right to require Party C to repay the target creditor’s rights in advance, while Party C shall repay Party B the principal of the target creditor’s rights as well as the corresponding fund occupation fees according to the notice of premature repayment issued by Party B.

4.	If Party C or any third party uses the creditor’s rights Party C has against Party A to make a proposition to Party B to exercise the right of offset against the target creditor’s rights, Party B shall be entitled to assert that such right of offset is void. Moreover, Party C shall be responsible for compensating for all the losses caused to Party B thereby and pay Party B a penalty equivalent to 26.5% of the total amount of the target creditor’s rights.

5.	If Party C fails to mortgage to Party B the right to use the 141,082 square meters of state-owned land used for the Internet of Things Town Project located in

Debt Transfer Contract

Shannan New District, Huainan, Anhui Province within 30 days after it obtains such land-use right, Party C shall pay Party B a penalty equivalent to 0.1% of the principal amount of the target creditor’s rights each day.

6.	Party A and Party C shall be jointly and severally liable for all the obligations and duties to be assumed by Party A and Party C respectively under this Contract.

Article 7 Dispute Resolution

Any dispute arising out of the interpretation and performance of this Contract shall be resolved by the Parties through consultation, failing which, any party may submit such dispute to the competent court of the place where this Contract is signed for a ruling.

Article 8 Miscellaneous

1.	This Contract shall come into force after the legal representatives or (their authorized representatives) of both parties sign and affix official seals or special contract seals to this Contract.

2.	This Contract is made in eight counterparts, two ones for each of Party A, Party B and Party C and two ones for future use. All these counterparts have the same legal effect.

3.	This Contract is made and entered into by and among Party A, Party B and Party C in Dongcheng District, Beijing on June 28, 2011.

(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

Annex 1: Original Letter of Confirmation of Creditor’s Rights entered into between Beijing Ninetowns Ports Software and Technology Co., Ltd. and Huainan Huacheng Estate Co., Ltd.

Debt Transfer Contract

(No text in this page. Signature page of the Creditor’s Rights Assignment Agreement numbered 2011 Zhongcheng Trust Huainan Ninetowns Investment Trust Zhai Zhuan No.01)

Party A (Transferor): Beijing Ninetowns Ports Software and Technology Co., Ltd.

(Company Seal)[seal: Beijing Ninetowns Ports Software and Technology Co., Ltd.]

Legal representative (or authorized agent): /s/ Wang Shuang

Party B (Transferee): Zhongcheng Trust Co., Ltd. (Company Seal)[seal: Zhongcheng Trust Co., Ltd. ]

Legal representative (or authorized agent): /s/ Deng Hongguo

Party C (Debtor): Huainan Huacheng Estate Co., Ltd. (Company Seal)[seal: Huainan Huacheng Estate Co., Ltd.]

Legal representative (or authorized agent): /s/ Wu Bolin

Debt Transfer Contract

Annex 1:

Letter of Confirmation of Creditor’s Rights

Beijing Ninetowns Ports Software and Technology Co., Ltd. (hereinafter referred to as “Ninetowns Ports”) and Huainan Huacheng Estate Co., Ltd. (hereinafter referred to as “Huainan Huacheng”) hereby confirm as follows with respect to the debt Huainan Huacheng owes Ninetowns Ports:

I.	As at the signature date of this Letter of Confirmation, Ninetowns Ports enjoys creditor’s rights against Huainan Huacheng in the amount of one hundred sixty-three million one hundred twenty-five thousand three hundred thirty four (in words), namely, RMB 163,125,334 (in numbers). Huainan Huacheng assumes towards Ninetowns Ports the obligation to repay the principal of the target creditor’s rights and relevant fund occupation fees on time and in full amount. The authenticity of the above creditor’s rights Ninetowns Ports holds against Huainan Huacheng has been verified by Changzhi (Beijing) Accounting Firm by issuing the Audit Report numbered Chang Zhi Jing Shen Zi (2011) No. 2049.

II.

Huainan Huacheng shall repay the above debt prior to April 8, 2013 and shall pay Ninetowns Ports the relevant fund occupation fees prior to 20th day of the beginning month of each quarter, and the annual rate of the fund occupation fees is 13.125% of the above debt amount.

III.	In case Huainan Huacheng fails to repay the debt as agreed above, it shall pay Ninetowns Ports a penalty equivalent to 0.5% of the default amount each day.

IV.	If Ninetowns Ports transfers the above creditor’s rights to a third party, then Ninetowns Ports and Huainan Huacheng may separately sign relevant legal documents with the transferee in order to re-confirm the duration of the transferred creditor’s rights, rate of fund occupation fees, repayment, penalty and other relevant matters.

V.	This Letter of Confirmation shall come into force after it is signed and affixed with official seals by the legal representatives or their authorized representatives of both parties.

VI.	Any dispute arising out of the performance of this Letter of Confirmation shall be settled by the parties through consultation as far as possible, failing which, any party may submit it to the competent court in the place where this Letter of Confirmation is signed for a ruling.

VII.	This Letter of Confirmation is made in twelve counterparts and each party will keep six of them.

Debt Transfer Contract

VIII.	This Letter of Confirmation is concluded in Dongcheng District, Beijing on June 27, 2011.

(THE REMAINDER OF THIS PAGE CONTAINS NO MAIN TEXT AND WILL SERVE AS THE SIGNATURE PORTION OF THIS LETTER OF CONFIRMATION OF CREDITOR’S RIGHTS)

Beijing Ninetowns Ports Software and Technology Co., Ltd. (seal)

(Company Seal)[seal: Beijing Ninetowns Ports Software and Technology Co., Ltd.]

Legal representative (or authorized agent): /s/ Wang Shuang

Huainan Huacheng Estate Co., Ltd. (seal)

(Company Seal)[seal: Huainan Huacheng Estate Co., Ltd.]

Legal representative (or authorized agent): /s/ Wu Jianhui